Exhibit 7.01

JOINT FILING AGREEMENT

This Agreement is made this 14th day of November, 2011, by and among each of the undersigned.

WHEREAS, each of the undersigned is required to file Schedule 13D with respect to ownership of securities in Ambow Education Holding Limited;

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in Ambow Education Holding Limited, and each of the undersigned hereby designates and appoints the other as his attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any further amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

Campus Holdings Limited

By:	/s/ Rajindar Singh
Name: Rajindar Singh
Title: Director

The Baring Asia Private Equity Fund V, L.P.

By:	Baring Private Equity Asia GP V, L.P.
acting as its general partner

By:	Baring Private Equity Asia GP V, Limited
acting as its general partner

By:	/s/ Christian Wang
Name: Christian Wang
Title: Director

The Baring Asia Private Equity Fund V Co-Investment L.P.

By:	Baring Private Equity Asia GP V, L.P.
acting as its general partner

By:	Baring Private Equity Asia GP V, Limited
acting as its general partner

By:	/s/ Christian Wang
Name: Christian Wang
Title: Director

Baring Private Equity Asia GP V, L.P.

By:	/s/ Christian Wang
Name: Christian Wang
Title: Director

Baring Private Equity Asia GP V Limited

By:	/s/ Ramesh Awatersing
Name: Ramesh Awatersing
Title: Director

Jean Eric Salata

/s/ Jean Eric Salata

Schedule I

Baring Private Equity Asia GP V Limited

The name and present principal occupation of each of the of the directors and officers of Baring Private Equity Asia GP V Limited are set forth below.

Name	Principal Occupation	Country of citizenship	Principal Business Address
Jean Eric Salata	Investment Advisor	Chile	3801 Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Tek Yok Hua	Administration	Singapore	2 Battery Road #23-01, Maybank Tower, 049907, Singapore

Ramesh Awatersing	Administration	Mauritius	355, NeXTeracom Tower 1, 3rd Floor, Cybercity, Ebene, Mauritius

Christian Wang Yuen	Administration	Mauritius	355, NeXTeracom Tower 1, 3rd Floor, Cybercity, Ebene, Mauritius

Campus Holdings Limited

The name and present principal occupation of each of the directors and officers of Campus Holdings Limited are set forth below.

Name	Principal Occupation	Country of citizenship	Principal Business Address
Rajndar Singh	Administration	Singapore	112 Robinson Road, #11-03, 068902, Singapore

Agnes Chen Meiyun	Administration	Singapore	112 Robinson Road, #11-03, 068902, Singapore